As filed with the Securities and Exchange Commission on Nov. 30, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED PEOPLE POWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	5961	45-1600199
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

656 Ave. A, Suite 22

Boulder City, NV 89005

(702) 592-6134

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 656 Ave. A, Suite 22

Boulder City, NV 89005

 (702) 592-6134

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

(702) 382-1714

Fax:  (702) 382-1759

Email:  harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   X ..

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       . .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share, for sale by Our Company	1,200,000	$0.25	$300,000.00	$34.38
Selling Shareholders – Common Stock	10,310,000	$0.25	$2,577,500.00	$295.38

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2011.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UNITED PEOPLE POWER, INC.

11,510,000 Shares of Common Stock

This prospectus will also allow us to issue up to 1,200,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. This prospectus will also allow 14 selling shareholders to sell 10,310,000 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	0.25	0.25	0.02	0.23	0.00
Per Share (Selling Shareholders)	0.25	0.00	0.00	0.00	0.25
Total	$2,877,500	$300,000	$24,000	$276,000	$2,577,500

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2) Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is Nov. 30, 2011.

UNDERHILL SECURITIES CORP. *

4054 South Spencer Street, Suite 108, Las Vegas, NV 89119 Tel: (702) 987-5449 Fax: (702) 650-3262 Web: underhillsecurities.com     *UnderHill Securities Corp. will act as a best efforts selling agent for the securities sold hereunder.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	10
Use of Proceeds	11
Capitalization	12
Dilution	12
Market for Common Equity and Related Stockholder Matters	13
Description of Business and Property	13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Our Management	16
Security Ownership of Certain Beneficial Owners and Management	19
Certain Relationships and Related Party Transactions	19
Description of Capital Stock	20
Selling Stockholders	22
Plan of Distribution	22
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	26
Legal Opinion	26
Experts	26
Interests of Named Experts and Counsel	26
Additional Information	27
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	F-2
Part II – Information Not Required in Prospectus	II-1
Signatures	II-4

Unless otherwise specified, the information in this prospectus is set forth as of Nov. 30, 2011, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to United People Power, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on March 3, 2011 in the State of Nevada.

Business Strategy

The Company’s business strategy is:

a) to acquire, own hold and improve 400+ “Power.com” internet domains/web sites to fulfill a health and “going green” mission.   The “green market” is projected to be a trillion dollar industry in upcoming years.  United People Power, Inc. chose to align itself with Fun Unlimited, Inc. (dba Essante’ Worldwide) of Phoenix, AZ.  Essante’ Worldwide has a line of 100% chemical free and organic personal care and household products and also two flagships products, Power Pops (weight loss, appetite suppressant and energy lollipops for adults) and Kids Pops (nutrient dense lollipops for children).   These products are marketed through a network marketing program which delegates Essante’ Worldwide to pay distributors commissions, ship products, and provide customer and distributor support.   United People Power, Inc. will focus on mass marketing and building world-wide organizations of people who will benefit collectively.

b)  to do each and every thing necessary, suitable, or proper for the protection or benefit of this Company, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, partnership (whether limited or general partners).

Our executive offices are located at 656 Ave. A, Suite 22, Boulder City, NV 89005. Our telephone number is (702) 592-6134.

The Offering

This prospectus covers up to 1,200,000 shares to be issued and sold by the company at a price of $0.25 per share in a direct public offering and 10,310,000 shares held by selling shareholders to be sold at $0.25 per share.

ABOUT THIS OFFERING

Securities Being Offered

Up to 1,200,000 shares of common stock of United People Power, Inc. to be sold by the company at a price of $0.25 per share and 10,310,000 shares of common stock of United People Power, Inc. to be sold by selling shareholders at a price of $0.25 per share.

Initial Offering Price	The company will sell up to 1,200,000 shares at a price of $0.25 per share and the selling shareholders will sell up to 10,310,000 shares at a price of $0.25 per share.

Terms of the Offering

The company will offer and sell the shares of its common stock at a price of $0.25 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.25 per share.

Termination of the Offering

The offering will conclude when the company has sold all of the 1,200,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in March 2011 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially through our websites and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($196,631) as of August 15, 2011 and we expect to continue to incur significant set up and marketing expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2011 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our sites.

We do not possess all of the resources necessary to develop and commercialize sites and related products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize current and future sites and products.

Collaborations may allow us to:

•

generate cash flow and revenue;

•

offset some of the costs associated with our internal development; and

•

successfully commercialize site and product candidates.

If we need, but do not find appropriate affiliate arrangements, our ability to develop and commercialize sites and products could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of sites and affiliate products will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

•

a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop sites and affiliate products without us or design around our intellectual property;

•

we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our sites and affiliate products, or to their marketing and distribution; and

•

disputes may arise between us and our collaborators that result in the delay or termination of the development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

We expect to rely on third parties to manufacture or distribute the products sold and our business will suffer if they do not perform.

We do not expect to manufacture or distribute any of the products sold on our sites and third party contractors will provide manufacturing services. If these contractors/providers do not operate in accordance with regulatory requirements and quality standards, our business will suffer. We expect to sell products and services that are provided by outside sole suppliers. The qualification of additional or replacement vendors is time consuming and costly. If a supplier has significant problems supplying our products, our sales and revenues will be hurt until we find a new source of supply.

We rely on third parties to support our United People Power sites, and our business will suffer if they do not provide adequate support.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support United People Power sites. The database and server infrastructure is outsourced to a company designed to provide these specific services. The facility consists of a data center equipped with raised floors, backup power generation, proper cooling, network bandwidth and security, to support the infrastructure required to handle Internet traffic flow. If they do not provide the level of services and support necessary our business will suffer.

We may not be successful at marketing our sites or the underlying products.

We may not be able to market the sites or the underlying products and any financial or research efforts we exert to develop, commercialize or promote such sites and products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The Internet and catalog industries are intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our sites may not be competitive with other technologies. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Our sites may be displaced by newer technology.

The Internet and catalog industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

Risks Relating to our Stock

The Offering price of $0.25 per share is arbitrary.

The Offering price of $0.25 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, The Holding Company Spendthrift Trust beneficially owns 77.6% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the  NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 1,200,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

working capital;

•

set up and marketing activities;

•

capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	300,000	600,000	900,000	1,200,000

Gross Proceeds	$75,000	$150,000	$225,000	$300,000
Less: Offering Expenses*	6,000	12,000	18,000	24,000
Less: Other Expenses**	20,237	20,237	20,237	20,237
Net Proceeds to the Company	$48,763	$117,763	$186,763	$255,763

Use of Proceeds:
Legal & Accounting	$5,263	$5,263	$5,263	$5,263
General Operational Expenses	4,000	14,000	35,000	35,000
Production & Development	12,500	25,000	52,500	86,500
Administrative Cost	12,000	32,500	44,000	54,000
IT Infrastructure (hardware/software)	5,000	11,000	20,000	25,000
Advertising & Promotion	5,000	20,000	20,000	20,000
Marketing/Sales Team	5,000	10,000	10,000	30,000
Total	$48,763	$117,763	$186,763	$255,763

* Offering Expenses $0.02/share

** Estimated expenses including legal, accounting and miscellaneous fees as described in Item 13.

CAPITALIZATION

The following table sets forth our capitalization as of August 15, 2011:

August 15, 2011
Current liabilities	$3,250

Stockholder’s deficit:

Common stock	10,310
Additional paid-in capital	620,830
Accumulated deficit	(196,631)
Total stockholders’ equity	434,509

Total capitalization	$437,759

DILUTION

The net tangible book value of our company as of August 15, 2011 was $34,509 or $0.0034 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on August 15, 2011.

Our net tangible book value and our net tangible book value per share will be impacted by the 1,200,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.25 per share.

We are registering 1,200,000 shares of common stock for sale by our company.   If all shares are sold at the offering price of $0.25 per share, less potential underwriting discount or commissions equal to ten percent (10%)  and estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of August 15, 2011, is illustrated in the following table:

	$300,000 Offering (100%)	$225,000 Offering (75%)	$150,000 Offering (50%)	$75,000 Offering (25%)

Number of current shares held	10,310,000	10,310,000	10.310,000	10,310,000
Number of new shares issued	1,200,000	900,000	600,000	300,000
Total number of new shares held	11,510,000	11,210,000	10,910,000	10,610,000

Net tangible book value before this offering	$34,509	$34,509	$34,509	$34,509
Net proceeds to the company	255,763	186,763	117,763	48,763
Net tangible book value after this offering	$290,272	$221,272	$152,272	$83,272

Assumed public offering price per share	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share before this offering	$0.0033	$0.0033	$0.0033	$0.0033
Increase attributable to new investors	$0.0219	$0.0164	$0.0 101	$0.0045
Net tangible book value per share after this offering	$0.0252	$0.0197	$0.0134	$0.0078
Dilution per share to new stockholders	$0.2248	$0.2303	$0.2376	$0.2422

Current Shareholders % after offering	89.6%	91.98%	94.51%	97.18%
Purchasers % after offering	10.4%	8.02%	5.49%	2.82%

Control

The issuer is registering 8,000,000 shares of common stock that is collectively held by one shareholder The Holding Company Spendthrift Trust.  This shareholder will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of Nov. 30, 2011, the Company has thirteen (13) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on March 3, 2011 in the State of Nevada.

Business Strategy

The Company’s business strategy is:

a) to acquire, own hold and improve 400+ “Power.com” internet domains/web sites to fulfill a health and “going green” mission.   The “green market” is projected to be a trillion dollar industry in upcoming years.  United People Power, Inc. chose to align itself with Fun Unlimited, Inc. (dba Essante’ Worldwide) of Phoenix, AZ.  Essante’ Worldwide has a line of 100% chemical free and organic personal care and household products and also two flagships products, Power Pops (weight loss, appetite suppressant and energy lollipops for adults) and Kids Pops (nutrient dense lollipops for children).   These products are marketed through a network marketing program which delegates Essante’ Worldwide to pay distributors commissions, ship products, and provide customer and distributor support.   United People Power, Inc. will focus on mass marketing and building world-wide organizations of people who will benefit collectively.

b)  to do each and every thing necessary, suitable, or proper for the protection or benefit of this Company, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, partnership (whether limited or general partners).

Our executive offices are located at 656 Ave. A, Suite 22, Boulder City, NV 89005. Our telephone number is (702) 592-6134.

The company markets the Fun Unlimited, Inc. (dba) Essante’ Worldwide organic and 100% chemical free products. The Company will generate weekly income from Essante’ Worldwide by holding a top position with Essante’. The Company also generates income from a monthly charge per distributor for usage of the 400+ Power Websites. The Company hopes to acquire 40,000 new customers/distributors for Essante’ Worldwide that will sue the Company’s vast array of Internet Domains for marketing and promotion.   The currently monthly cost for the entire domain package is $9.95 per distributor.

Employees

As of Nov. 30, 2011, we had just one employee Dianna Hendricks.  We have no agreements with Ms. Hendricks nor any of our management/subcontractors for any services.  We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 656 Ave. A, Suite 22, Boulder City, NV 89005. as our principal offices.   We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of August 15, 2011 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

During the coming year, the Company intends to continue the roll out of numerous websites and pursue the optimization of its already existing sites. The company’s plan of operation is to develop websites in order of priority of demand of product or services at that time. As we develop the websites, we are working to enhance our affiliate relationships with vendors and service providers to yield a higher commission per sale.

One aspect of the Company’s Plan of Operations is to enhance the productivity of its already existing sites, which it is pursuing through the development of marketing strategies to drive more traffic to the sites and increase the vendors products offered on those sites.

The Company derives its revenues from Affiliate Marketing services at the present time. Affiliate Marketing is where revenue is derived from a customer on one of our sites who clicks on an image of a product they wish to purchase, the order will then be processed by the "affiliate” partner that then handles fulfillment of the customer‘s order. The customer’s orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. Increasing the commission per sale is a goal of the Company.

One way to increase the commission per sale is to have what is called a “Private Offering” status, which means we have direct communication with the vendor whose products are being sold via our website, which allows for greater commissions through this structure.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States in the future. The wide diversification of the domain names related to products and services owned by our Company will determine the direction and the amount of attention given to any one area at any given time depending on the demands of the industry at that time and in the future. The names owned by the Company provide us with a very broad base that should allow us to focus our resources, with very little cost for additional personnel to develop and maintain a particular website applicable to the current demands of consumers.

Liquidity and Capital Resources

As of August 15, 2011, we had $37,759 in current assets, consisting of $37,759 in cash, compared to $0 in current assets at August 15, 2010.  Current liabilities at August 15, 2011, totaled $3,250 compared to $0 at August 15, 2011.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the first 6 months of 2012. Expenses are expected to increase in the second half of 2012 due to a projected need to increase personnel, based upon the projected increase in live websites the company would like to have operational in the second half of 2012.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of new websites over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new websites at a slower pace and/or focus its energies on the refinement of existing sites to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2011 and 2012 through sales of equity, debt and convertible securities, if it is deemed necessary.

United People Power has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from March 3, 2011 (inception) to August 15, 2011. For the period ended August 15, 2011, our expenses were $196,631 compared to $0 in 2010. Expenses consisted of programming and development, salaries, advertising and promotion, interest, computer and internet, office supplies, travel and entertainment, and professional fees. As a result, we have reported a net loss of $196,631 for the period ended August 15, 2011. Our total net loss from inception on March 3, 2011, through August 15, 2011, was $196,631.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. .  Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance.  The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

REVENUE RECOGNITION

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

United People Power, Inc. will generate substantial weekly income from Essante’ Worldwide by holding a top position with Essante’.  Income from Essante’ is recognized as commissions are earned.  United People Power, Inc. also generates income from a monthly charge per distributor for usage of the 400+ Power Websites.

INTANGIBLES

The Company capitalizes intangible assets such as the purchase of domain names.  Quarterly, the Company hires an outside appraiser to value all capitalized domain names.

Yearly renewal fees for the Company’s domain names are expensed as incurred.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Dianna M. Hendricks	54	Chairman of the Board, President, Director

Cynthia A. Taylor	59	Secretary, Director

Shaun Hadley	52	Treasurer, Director

Rebel Brown	53	VP-Marketing/PR

Dennis Myers	48	VP-CIO

Richard Kaulfers	25	VP-IT

Even D. Rowell	57	VP-Graphics

Directors, Executive Officers, Promoters and Control Persons

Dianna M. Hendricks, CEO President/Director

Dianna Hendricks has over 22 years of experience within the network marketing industry. As well as building successful sales organizations, she has experience in public speaking, team building and mentoring. Dianna made a decision to move from her home town of Kingsford, Michigan to Boulder City, Nevada in the year 2000 to pursue her business in a much denser populated area. She had already purchased about half of her 400+ “Power.com” domains prior to the move and knew that the greater Las Vegas area would have a never-ending supply of tourists who might be interested in the health/wellness in addition to the residents and business owners in the city.

Dianna had a turning point in 2003 after a marketing professor from the University of Frankfurt, Germany contacted her after one of his colleagues told him about the Power domains.  He was anxious to tell her that nobody in the history of marketing any product known to mankind had ever targeted all markets at the same time.     He voiced that he wanted to watch the progress of the domains and for Dianna to keep track of her moves as he had an interest in writing a book about her “totally out of the box” marketing strategy.  He also comments that true success would come when she found a “Power” branding match for the domains in which the products promoted would fit the needs of every domain she purchased. (children, adults, military, sports, cities, countries, etc.)

Dianna always knew that the Internet had opened an entire different playing field and although she engaged the websites with good nutritional companies throughout the years she didn’t quite have the right “Power” combination to bring her project to massive success.  Dianna thought that a nutritional company of her own might be the answer and opened Nutra Power, Inc. and hired a contract lab to produce the very first acai berry based liquid nutritional to hit the marketplace (Nutra Earth).   She also created a liquid oxygenation product (NutraOxygen) as the second product.   Although the company was shipping and other responsibilities wasn’t her forte. The production of Nutra Earth stopped as other companies were already copycatting and bottling acai berry products.  The Nutra Oxygen product was taken over by another health network so she could move on to what she loved best, marketing, mentoring and team building.

Her greatest find was in the summer of 2010 with Essante’ Worldwide, Inc.  Not only did this company have the “going green” vision, but there were products for children, adults and absolutely everyone.   There was also a perfect branding match with the “Power Pops” and after meeting with the Essante’ leadership team, the decision was made to develop the 400+ Power domains with a true vision of the perfect match it took ten years to get.

Cynthia A. Taylor, Secretary/Director

Cynthia A. Taylor—59—Ms. Taylor holds a BS in Government from the University of Maryland.  Ms. Taylor’s expertise is in public relations and marketing.   Ms. Taylor has served as the University of Maryland European Division Area Coordinator and acting liaison between the Ramstein AFB, Germany Education Center and the German Government.   Ms. Taylor has served in marketing positions with Tiger Run Resort-Breckenridge, Colorado, with American Express, and with McDonald’s corporation (McOpCo)- Portland Division as their Marketing /Community Relations Specialist.  Ms. Taylor currently works as a business consultant, Substitute Teacher and is pursuing a Masters Degree in Elementary Education.

Shaun Hadley, Treasurer/Director

Ms. Hadley has over 25 years experience in financial management, ranging from US Bank to Web based businesses and is currently the Assistant to the Operations Manager of Stearns Lending.   As such she is responsible for coordinating account executives, title companies and brokers.   Managing government compliance reports and administering and supervising the financial requirements necessary for daily operations.  Shaun is a “people person” and as such is valuable to the growth of any company with which she becomes associated.  Shaun is a resident of Boulder City, Nevada.

Rebel Brown, Vice President-Marketing-Public Relations

Rebel Brown is a specialist in growth strategies.  She guides companies to break through the status quo to achieve higher velocity in their sales pipelines—regardless of challenging economic conditions.  She’s recognized for her expertise in business and market strategy, corporate and product positioning and go-to market launches.  Rebel has worked with over 100 clients.  Rebel has been featured in media including Forbes, Entrepreneur, Inc. Business Insider, Startup Nation, First Business TV, Exceptional People and more.  She’s a regular contributor to web communities including Future Selling Institute, Real Design, Small Business Daily and other private groups.   She is a member of NSA and an executive speaker for conventions, conferences, workshops and corporate events.

Dennis Myers, Vice President/CIO/Analyst

Dennis is a Programmer, Analyst, Web Application Developer and Architect who enjoys the challenges that can only be found within a development environment.  He enjoys creating solutions that perform well and require little or no maintenance.   Dennis has worked in the financial field developing applications for credit, margin calls, etc.  and worked with technical support to facilitate rapid troubleshooting and daily support operations.  Dennis currently works with another company in a similar capacity to that which he does for our company.  Dennis resides in Glen Allen, Virginia.

Richard Kaulfers, Vice President-IT

Richard is educated in Computer Network Systems and has a Master Certification, Internet Marketing from the University of San Francisco.  He is a marketing consultant specializing in Social Media Marketing, Video/Audio editing service and ethical marketing standards and practices.   Richard is currently in the United States Air Force as a Radar maintenance Technician and maintains ground radar systems for air theater missions.  He is a resident of the United States.

Evan  D. Rowell, Vice President—Graphics

Evan Rowell has been creating digital graphics art for business advertising, most recently for government and travel applications, for over 20 years.  Having an extensive background in web site development, customer relations, network marketing and having already developed the United People Power trademark, logo and the current overall look and feel of the United People Power endeavor, Evan is uniquely qualified to continue establishing and advancing the image of United People Power as a member of the United People Power board. Evan is currently the owner and developer of City Shogun Graphic Arts, a web-based business specializing in print media advertising for companies such as Travel-Pal International as well as various government tourism bureaus. City Shogun Graphic Arts has developed print media advertising for hundreds of businesses in the western united states with an emphasis in local area business mapping and advertising brochures.  In an effort to advance his ability to meet the ever increasing and changing graphic arts needs of his clients Evan is currently enrolled in the New York Institute of Professional Photography.  Evan has an intense passion for photography that is a perfect compliment to his graphics arts endeavors which will superbly round out his professional tenure as a graphics artist.  Evan holds to the highest standards of morals and ethics.  He is active in his church as well as being committed to civic responsibilities.    Evan is a devoted family man who also loves woodworking and the outdoors.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Dianna M. Hendricks, Chairman, Pres., Dir.	2011	$0	0		0	0	0	0	$0
	2010	0	0		0	0	0	0	0

Cynthia A. Taylor, Sec., Dir.	2011	$0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Shaun Hadley, Treasurer, Dir.	2011	0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Rebel Brown, VP	2011	0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Dennis Myers-VP	2011	0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Richard Kaulfers, VP	2011	0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Evan D. Rowell, VP	2011	0	0		0	0	0	0	0
	2010	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of Aug. 15, 2011.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended Aug. 15, 2011. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of Nov. 30, 2011, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii)  each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

The Holding Company Spendthrift Trust	Las Vegas, NV	8,000,000	77.6%
Cynthia A. Taylor	3792 Yorba Linda Dr Las Vegas, NV 89122	500,000	4.85%.
Shaun Hadley		500,000	4.85%
All Directors and Officers as a Group (3 persons)		9,000,000	87.29%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on Nov. 30, 2011 (10,310,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of United People Power, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at Nov. 30, 2011
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	10,310,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a)

20 to 33 1/3%,

b)

33 1/3 to 50%, or

c)

more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a)

has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b)

does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a)

an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b)

an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c)

representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a)

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b)

the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c)

if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering

Shaun Hadley	500,000	500,000	0	0%
The Holding Company Spendthrift Trust	8,000,000	8,000,000	0	0%
Richard Kaulfors	200,000	200,000	0	0%
E. Koplovich	50,000	50,000	0	0%
Dennis Myers	200,000	200,000	0	0%
Reginald William Ogden	100,000	100,000	0	0%
Corey A. Robinson	10,000	10,000	0	0%
Evan Rowell	200,000	200,000	0	0%
Cynthia A. Taylor	500,000	500,000	0	0%
Barry F. Underhill	100,000	100,000	0	0%
Dalia Underhill	100,000	100,000	0	0%
Underhill Securities Corp.	100,000	100,000	0	0%
Yuan Kun Deng	200,000	200,000	0	0%
Douglas W. Thompson	50,000	50,000	0	0%

	10,310,000	10,310,000	0	0

(1) The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after Nov. 30, 2011, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 10,310,000 shares of common stock were outstanding on Nov. 30, 2011.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules,  underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of United People Power, Inc. in the amount of $0.25 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order  handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., 5440 W. Sahara #105, Las Vegas, NV 89105, (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterlaw.com.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (March 3, 2011) and ended August 15, 2011 have been audited by Lynda R. Keeton CPA, LLC, Henderson, NV, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in United People Power, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

   United People Power, Inc.:

We have audited the accompanying balance sheet of United People Power, Inc. as of August 15, 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the period ended March 3, 2011 (inception) through August 15, 2011.  United People Power management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United People Power, Inc. as of August 15, 2011, and the results of its operations and its cash flows for the period March 3, 2011 (inception) through August 15, 2011, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has working capital deficiencies and net losses.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 5.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Henderson, NV

November 21, 2011

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AUGUST 15, 2011

ASSETS

Current assets:
Cash	$37,759

Other assets:
Websites	400,000

$437,759

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,250

Shareholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 10,310,000 shares issued and outstanding	10,310
Additional paid-in capital	620,830
Accumulated deficit during the
development stage	(196,631)
434,509

$437,759

See accompanying notes to these financial statements.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD OF MARCH 3, 2011 (INCEPTION), THROUGH AUGUST 15, 2011

Revenue:	$-

Operating expenses:
Professional fees	191,750
Other expenses	4,881
196,631

Net loss	$(196,631)

Basic and diluted loss per common share	$(0.11)

Weighted average shares outstanding	1,810,742

See accompanying notes to these financial statements.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD OF MARCH 3, 2011 (INCEPTION), THROUGH AUGUST 15, 2011

	Common Stock
			Additional	Accumulated Deficit	Total
			Paid-In	During the	Shareholders'
	Shares	Amount	Capital	Development Stage	Equity

Balance March 3, 2011 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $0.001 per share
	710,000	710	70,290	-	71,000

Contributed capital	-	-	140	-	140

Common stock issued for website acquisition
	8,000,000	8,000	392,000	-	400,000

Common stock issued for services rendered
	1,600,000	1,600	158,400	-	160,000

Net loss for the period of inception through August 15, 2011	-	-	-	(196,631)	(196,631)

Balance August 15, 2011	10,310,000	$10,310	$620,830	$(196,631)	$434,509

See accompanying notes to these financial statements.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD OF MARCH 3, 2011 (INCEPTION), THROUGH AUGUST 15, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(196,631)
Adjustments to reconcile net loss to net cash used in operating activities:

Professional fees paid with stock	160,000

Increase in:
Accounts payable	3,250
Net cash used in operating activities	163,250
(33,381)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital	140
Issuance of common stock for cash	71,000
Net cash provided by financing activities	71,140

Net increase in cash	37,759

Cash, beginning	-

Cash, ending	$37,759

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-
Cash paid for income taxes	$-
8,000,000 common shares issued for domain name and website acquisition
$400,000

See accompanying notes to these financial statements.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 3, 2011

(INCEPTION) TO AUGUST 15, 2011

1.

ORGANIZATION

United People Power, Inc (the “Company”) was incorporated on March 3, 2011 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company’s intended operations are to acquire, own, hold, and improve 400+ “Power.com” Internet Domains/Web Sites to fulfill a health and “going green” mission.  United People Power, Inc. chose to align itself with Fun Unlimited, Inc. (dba Essante’ Worldwide), of Phoenix, AZ.  Essante’ Worldwide has a line of 100% chemical free and organic personal care and household products and also two flagship products, Power Pops (weight loss, appetite suppressant and energy lollipops for adults) and Kids Pops (nutrient dense lollipops for children).  These products are marketed through a network marketing program which delegates Essante’ Worldwide to pay distributor commissions, ship products, and provide customer and distributor support.  United People Power, Inc. will focus on mass marketing with its domain names.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company’s efforts have been devoted primarily to raising capital to implement its planned, principal activities.

2.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash equivalents as of August 15, 2011.

REVENUE RECOGNITION

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

United People Power, Inc. will generate substantial weekly income from Essante’ Worldwide by holding a top position with Essante’.  Income from Essante’ is recognized as commissions are earned.  United People Power, Inc. also generates income from a monthly charge per distributor for usage of the 400+ Power Websites.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 3, 2011

(INCEPTION) TO AUGUST 15, 2011

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments as defined by FASB ASC 825-10-50 include cash and accounts payable.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at August 15, 2011.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at August 15, 2011.  The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period March 3, 2011, through August 15, 2011.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 1,810,742 for the period March 3, 2011, through August 15, 2011.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits of $250,000.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

INTANGIBLES

The Company capitalizes intangible assets such as the purchase of domain names.  Quarterly, the Company hires an outside appraiser to value all capitalized domain names.

Yearly renewal fees for the Company’s domain names are expensed as incurred.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 3, 2011

(INCEPTION) TO AUGUST 15, 2011

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Issued

In May 2011, the FASB issued an accounting standard update that amends the accounting standard on fair value measurements.  The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards.  The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements.  The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011.  The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012.  The adoption of this guidance will not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2011, the FASB issued an accounting standard update which requires the presentation of components of other comprehensive income with the components of net income in either (1) a continuous statement of comprehensive income that contains two sections, net income and other comprehensive income, or (2) two separate but consecutive statements.  This accounting standard update eliminates the option to present components of other comprehensive income as part of the statement of shareholders’ equity, and is effective for interim and annual periods beginning after December 15, 2011.  The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012.  The adoption of this guidance will not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing.  The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit.  The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012.  The adoption of this guidance will not have a material impact on the Company’s financial position, result of operation or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial position, results of operation or cash flows.

3.

SHAREHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In July, 2011, the Company issued 8,000,000 common shares valued at $0.05 per share in exchange for domain names and associated websites. The Company also issued 460,000 shares at $0.10 per share in exchange for $46,000 and also issued 1,600,000 shares at $0.10 in exchange for professional services.

In August, 2011, the Company issued 250,000 shares at $0.10 per share in exchange for $25,000.

UNITED PEOPLE POWER, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 3, 2011

(INCEPTION) TO AUGUST 15, 2011

4.

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 718-740-20 give effect to the resulting temporary differences which may arise from differences in the basis of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.  Since a tax year has not yet been completed, there is no liability or asset due to income taxes.  For this reason, an analysis of income taxes has not been included.

5.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of August 15, 2011, the Company has working capital of $34,509. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6.

COMMITMENTS

In April 2011, the Company signed an office lease for $350 a month.  The lease expires March 31, 2012.

7.

RELATED PARTY TRANSACTIONS

A consultant to the Company is the father of a member of the Board of Directors.  As of August 15, 2011, the consultants company has been paid $18,500 in connection with the start up and funding of the Company.

8.

SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$37
Legal Fees and Expenses	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$20,237

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to August 15, 2011, we sold a total of 10,310,000 common shares to thirteen investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

NAME & ADDRESS	CERT #	ISSUE DATE	# OF SHARES

Shaun Hadley	102	July 22, 2011	Original Issue	500,000
The Holding Company Spendthrift Trust Las Vegas, NV 89117	100	July 22, 2011	Original Issue	8,000,000
Richard Kaulfors	111	July 25, 2011	Original Issue	200,000
E. Koplovich Vancouver, BC	106	July 22, 2011	Original Issue	50,000
Dennis Myers	110	July 25, 2011	Original Issue	200,000
Reginald William Ogden 9575 #2 Road Richmond, BC	105	July 22, 2011	Original Issue	100,000
Corey A. Robinson 1005 Carpenter Dr. Las Vegas, NV 89107	107	July 22, 2011	Original Issue	10,000
Evan Rowell	109	July 25, 2011	Original Issue	200,000
Cynthia A. Taylor 3792 Yorba Linda Dr Las Vegas, NV 89122	108	July 22, 2011	Original Issue	500,000
Barry F. Underhill #109 1363 Clyde Av W.Vancouver BC	103	July 22, 2011	Original Issue	100,000
Dalia Underhill	108	July 22, 2011	Original Issue	100,000
Underhill Securities Corp.	104	July 22, 2011	Original Issue	100,000
Yuan Kun Deng	112	August 3, 2011	Original Issue	200,000
Douglas W. Thompson	113	August 3, 2011	Original Issue	50,000
			Total 11/1/2011	10,310,000

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of United People Power, Inc. dated March 3, 2011
3.2	Bylaws
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
14.1	Code of Ethics
23.1	Consent of Lynda R. Keeton CPA, LLC
99.2	Sales Agent Agreement

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on Nov. 30, 2011.

United People Power, Inc.

By: /s/ Diana M. Hendricks

Diana M. Hendricks, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Cynthia A. Taylor

Cynthia A. Taylor, Secretary, Dir.

By: /s/ Shaun Hadley

Shaun Hadley, Treasurer, Dir. CFO, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on Nov. 30, 2011.

United People Power, Inc.

By: /s/ Diana M. Hendricks

Diana M. Hendricks, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Cynthia A. Taylor

Cynthia A. Taylor, Secretary, Dir.

By: /s/ Shaun Hadley

Shaun Hadley, Treasurer, Dir. CFO, Principal Accounting Officer

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